Exhibit 10.6

AMENDED, RESTATED AND CONSOLIDATED GUARANTY AGREEMENT

Effective as of July 31, 2019, the undersigned (each a “Guarantor” and collectively, the “Guarantors”), do hereby, jointly, severally and unconditionally guarantee to Invesque Holdings, LP, a Delaware limited partnership (“Invesque”), MHI-MC New Braunfels, LP, a Delaware limited partnership (“New Braunfels”), MHI-MC San Antonio, LP, a Delaware limited partnership (“San Antonio”), and MHI Little Rock, LP, a Delaware limited partnership (“Little Rock”; together with Invesque, New Braunfels and San Antonio, together with their respective successors and assigns, the “Landlord Parties”),(i) the full and prompt payment when due, whether by acceleration or otherwise, with such interest as may accrue thereon, either before or after maturity thereof, the then outstanding amount of that certain Second Amended and Restated Promissory Note, dated as of the date hereof (the “Note”), from Memory Care America LLC, a Tennessee limited liability company (“MCA”), MCA Mainstreet Tenant LLC, a Tennessee limited liability company (“MCA Mainstreet”), MCA Westover Hills Operating Company, LLC, a Tennessee limited liability company (“MCA Westover Operating”), MCA Management Company, Inc. (“MCA Management”), a Tennessee corporation, MCA New Braunfels Operating Company, LLC, a Tennessee limited liability company (“MCA New Braunfels”), MCA Westover Hills, LLC, a Delaware limited liability company (“MCA Westover”), and Memory Care at Good Shepherd, LLC, an Arkansas limited liability company (“MCA Good Shepherd”; together with MCA, MCA Mainstreet, MCA Westover Operating, MCA Management, MCA New Braunfels, and MCA Westover, the “Debtors”), to the Landlord Parties in the aggregate principal amount of $3,328,105.65 (together with any renewals, modifications, consolidations and extensions thereof, the “Note”), (ii) the full and prompt payment and performance of any and all obligations of MCA Mainstreet under that certain Lease Agreement with San Antonio dated on or about December 16, 2016, as amended by that certain First Amendment to Lease Agreement dated June 29, 2018 and that certain Second Amendment to Lease Agreement dated as of the date hereof (as amended from time to time, the “San Antonio Lease”), (iii) the full and prompt payment and performance of any and all obligations of MCA Mainstreet under that certain Lease Agreement with New Braunfels dated on or about December 16, 2016, as amended by that certain First Amendment to Lease Agreement dated June 29, 2018 and that certain Second Amendment to Lease Agreement dated as of the date hereof (as amended from time to time, the “New Braunfels Lease”),(iv) the full and prompt payment and performance of any and all obligations of MCA Mainstreet under that certain Lease Agreement with Little Rock dated on or about December 16, 2016, as amended by that certain First Amendment to Lease Agreement dated June 29, 2018 and that certain Second Amendment to Lease Agreement dated as of the date hereof (as amended from time to time, the “Little Rock Lease”; together with the San Antonio Lease and the New Braunfels Lease, the “Leases”), (v) the full and prompt payment and performance of any and all obligations of the Debtors and the Guarantors under that certain Settlement Agreement with the Landlord Parties, dated as of July 5, 2019 (the “Settlement Agreement”) and (vi) all actual loss, damages, costs and expenses that may arise in connection with the foregoing clauses (i)-(v), including, without limitation, all reasonable attorneys’ fees, court costs, accounting fees, investigation costs and other disbursements incurred by the Landlord Parties (the foregoing obligations set forth in the foregoing clauses (i) and (vi), collectively, the “Guaranteed Obligations”).

Notwithstanding the foregoing or anything to the contrary set forth herein, B.J. Parrish, an individual, shall not be liable for any of the Debtors’ prospective obligations under the Leases.

This Amended, Restated and Consolidated Guaranty Agreement (this “Guaranty”) is an absolute and unconditional guaranty of the full and punctual payment and performance by Debtors of the Guaranteed Obligations, and not of collectability only, and is in no way conditioned upon any requirement that any Landlord Party first attempt to collect any of such obligations from any Debtor or any other party or resort to any security or other means of obtaining payment or performance or upon any other contingency whatsoever.

Each Guarantor hereby irrevocably waives presentment, demand and protest, notice of acceptance hereof, notice of any action taken or omitted by any Landlord Party in reliance hereon and any requirement that the Landlord Parties be diligent or prompt in making demands hereunder, giving notice of any default by any Debtor or asserting any other right of the Landlord Parties hereunder.

The Landlord Parties shall be at liberty, without giving notice to or obtaining the consent of any Guarantor and without relieving any Guarantor of any liability hereunder, to deal with Debtors and with each other party who now is or after the date hereof becomes liable in any manner for the Guaranteed Obligations, in such manner as the Landlord Parties in their sole discretion deem fit, and to this end each Guarantor gives the Landlord Parties full authority in their sole discretion to do any or all of the following: (a) extend credit, make loans and afford other financial accommodations to Debtors at such times, in such amounts and on such terms as the Landlord Parties may approve; (b) vary the terms and grant extensions or renewals of the Guaranteed Obligations; (c) grant time, waivers or other indulgences in respect thereto; (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting, maintaining the perfection of, or enforcing any security or guaranty or other means of obtaining payment of any such obligation; (e) accept partial payments from Debtors or any such other party; (f) release or discharge, wholly or partially, any endorser or guarantor; and (g) compromise or make any settlement or other partial payment arrangement with Debtors or any such other party.

All sums payable by Guarantors hereunder shall be paid without notice or demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of any Guarantor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any bankruptcy proceeding relating to any Debtor or any Guarantor or indemnitor, or any action taken with respect to the Note, any Lease or this Guaranty by any trustee or receiver of any Debtor or any Guarantor or indemnitor, or by any court, in any such proceeding; (ii) any claim which any Debtor has or might have against any Landlord Party; (iii) any default or failure on the part of any Landlord Party to perform or comply with any of the terms hereof or of any other agreement with any Debtor; (iv) any assignment, amendment, renewal, expansion, supplement, modification or waiver of, or change in, any of the terms, covenants, conditions or provisions of any Lease, the Note or the Settlement Agreement, or by reason of any extension of time that may be granted by any Landlord Party to any Debtor or a changed or different use of the Premises (as defined in the Leases) consented to in writing by any Landlord Party and MCA Mainstreet or (v) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not such Guarantor shall have notice or knowledge of any of the foregoing.

Guarantors hereby expressly agree that the validity of this Guaranty and the obligations of Guarantors hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by the Landlord Parties against the Debtors (or against Debtors’ successors and assigns) of any of the rights or remedies reserved to or by relief of the Debtors from any of the Debtors’ obligations under the Note, the Leases or the Settlement Agreement, or Trident Healthcare Properties I, LP’s obligations under the Pledge Agreement (as defined in the Note) to further secure the Debtors’ obligations to the Landlord Parties under the Note, or otherwise by (a) the release or discharge of any of the Debtors in any creditor’s proceedings, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of any of the Debtors or the estate of any of the Debtors in bankruptcy, or of any remedy for the enforcement of the Debtors’ said liability under the Note, the Leases or the Settlement Agreement resulting from the operation of any present or future provision of the Federal Bankruptcy Code, as amended from time to time, or any other statute, or from the decision in any court; or (c) the rejection or disaffirmance of any Lease in any such proceedings.

In addition to all other remedies available to the Landlord Parties at law or in equity upon the occurrence of an Event of Default (as defined in the Note) under the Note, the Landlord Parties shall have the right to present the Consent Judgment (as defined in the Settlement Agreement) to the Superior Court of Marion County, State of Indiana, and upon entry shall be permitted to take any action on or pursuant to, and/or otherwise to record, levy on, execute or collect from any of the Guarantors, the judgment awarded therein.

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All of the Landlord Parties’ rights and remedies under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others. The obligation of Guarantors hereunder shall not be released by the Landlord’s Parties’ receipt, application, release or compromise of security under the Pledge Agreement or otherwise given for the performance and observance of covenants and conditions required to be performed and observed by the Debtors, nor shall Guarantors be released by the maintenance of or execution upon any lien which the Landlord Parties may have or assert against the Debtors and/or the Debtors’ assets.

Each Guarantor knowingly, absolutely, unconditionally and irrevocably waives any and all right to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever (other than mandatory or compulsory counterclaims or cross-claims) with respect hereto or the obligations of such Guarantor hereunder in any action or proceeding brought by the Landlord Parties (or any of them) to collect the outstanding balance of the principal amount, accrued and unpaid interest, late charges, and other amounts owing, or any portion thereof, including, without limitation, any and all defences arising by reason of (i) any amendment, modification, extension or renewal of any of the Leases, the Note or the Settlement Agreement, (ii) any failure to give notice of default (except for the notices required by the terms of the Leases), (iii) any failure to pursue potential remedies with due diligence, (iv) any failure to resort to other security (whether under the Pledge Agreement or other remedies available under applicable law, (v) any failure of the Landlord Parties to take any action to terminate the Leases, or to take possession of and relet the Premises for MCA Mainstreet’s account, (vi) the guarantor-principal relationship, and the same shall not operate to release Guarantors from any of their undertakings as set forth herein. Each Guarantor confirms that the foregoing waiver is informed and voluntary.

Each Guarantor hereby represents and warrants:

a)	If such Guarantor is a natural person, such Guarantor has the requisite legal capacity to execute and deliver this Guaranty and to perform his under this Guaranty. If such Guarantor is not a natural person, such Guarantor has been duly organized, is validly existing and in good standing under the laws of the state of its organization and has the full right, power and authority to enter into this Guaranty and all documents contemplated hereby, and to consummate the transactions contemplated by this Guaranty.

b)	Such Guarantor is a direct or indirect owner of the legal and beneficial owners of indirect ownership interests in, or is an affiliate of, a Debtor and, accordingly, such Guarantor will derive substantial benefit from the execution of the Note and continuation of the Leases.

c)	Such Guarantor has reviewed with the benefit of legal counsel the terms of this Guaranty. Neither any Landlord Party nor any other person has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Guaranty.

d)	The execution, delivery and performance by such Guarantor of this Guaranty will not conflict with, or with or without notice or the passage of time or both, result in a breach of, violate any term or provision of, or constitute a default under any indenture, deed of trust, mortgage, contract, agreement (oral or written), judicial or administrative order, or any law to which Guarantor is bound.

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e)	There are no conditions precedent to the effectiveness of this Guaranty that have not been either satisfied or waived.

f)	Such Guarantor has, independently and without reliance upon any Landlord Party, and based on such documents and information as he, she or it has deemed appropriate, made his, her or its own credit analysis and decision to enter into this Guaranty.

g)	This Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

h)	Such Guarantor is not insolvent and the obligations of such Guarantor set forth in this Guaranty will not render such Guarantor insolvent. Such Guarantor does not have any outstanding debt or liabilities that would materially adversely affect such Guarantor’s ability to fully perform his, her or its obligations under this Guaranty.

i)	No petition in bankruptcy (voluntary or otherwise), attachment, execution proceeding, assignment for the benefit of creditors, or petition seeking reorganization or insolvency, arrangement or other action or proceeding under federal or state bankruptcy law is pending against or contemplated (or, to such Guarantor’s knowledge, threatened) by or against such Guarantor.

j)	Such Guarantor is not a Prohibited Person (as hereinafter defined). The funds or other assets Guarantor will pay to the Landlord Parties under this Guaranty are not the property of, or beneficially owned, directly or indirectly, by a Prohibited Person; and the funds or other assets Guarantor will pay to the Landlord Parties under this Guaranty are not the proceeds of specified unlawful activity as defined by 18 U.S.C. § 1956(c)(7). “Prohibited Person” means any of the following: (a) a person that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (b) a person owned or controlled by, or acting for or on behalf of any person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (d) a person that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a person that is affiliated with any person identified in clause (a), (b), (c) and/or (d) above.

k)	Such Guarantor acknowledges that such Guarantor is a sophisticated party and has consulted with legal counsel regarding the meaning and effect of the terms and conditions of this Guaranty and confirms that such Guarantor is informed and is entering into this Guaranty voluntarily and without duress.

l)	Such Guarantor represents and warrants that the value of the consideration received and to be received by Guarantors is reasonably worth at least as much as the liability and obligations of Guarantors hereunder, and such liability and obligations may reasonably be expected to benefit Guarantors directly or indirectly.

Until all the covenants and conditions in in the Note, the Leases and the Settlement Agreement on the Debtors’ part to be performed and observed are fully performed and observed, Guarantors (a) shall have no right of subrogation against the Debtors by reason of any payments or acts or performance by Guarantors in compliance with the obligations of Guarantors hereunder, (b) waive any right to enforce any remedy which Guarantors now or hereafter shall have against the Debtors by reason of any one or more payment or acts or performance in compliance with the obligations of Guarantors hereunder and (c) subordinate any liability or indebtedness of the Debtors now or hereafter held by Guarantors to the obligations of the Debtors to the Landlord Parties.

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Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent so prohibited or unenforceable without affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

The assignment by the Landlord Parties of this Note, and/or the avails and proceeds thereof, made either with or without notice to Guarantors, shall in no manner whatsoever release Guarantors from any liability hereunder. This Guaranty shall inure to the benefit of each Landlord Party and its successors and assigns and shall be binding on each Guarantor and such Guarantor’s respective heirs, personal representatives, successors and assigns.

This Guaranty shall be governed by and construed in accordance with the laws of the State of Indiana without regard to conflicts of laws principles. Guarantors hereby consent to jurisdiction in any State or Federal Court located in Marion County, Indiana.

Guarantors agree, jointly and severally, to the extent permitted by law, to pay any costs or expenses, including the reasonable attorneys’ fees, incurred by the Landlord Parties in enforcing this Guaranty.

Notwithstanding anything to the contrary elsewhere in this Guaranty, Steve Person (“Person”) and James Walesa (“Walesa”) shall be released from any liabilities or obligations under the Leases first arising under this Guaranty after the date on which both the Release Conditions are met at the same time, but shall not be released from any liabilities that accrue under the Leases under this Guaranty prior to the date both of the Release Conditions are met at the same time. The term “Release Conditions” means (i) MCA has demonstrated a net worth, determined according to U.S. Generally Accepting Accounting Principles of greater than Thirty Million Dollars ($30,000,000.00), and (ii) the Premises (as defined under the Leases), in the aggregate, has had occupancy of eighty-five percent or greater for two (2) or more consecutive calendar quarters.

This Guaranty is an amendment, restatement and consolidation of, and replaces in their entirety, (i) that certain Guaranty executed by Trident Healthcare Properties I, L.P., a Delaware limited partnership (“Trident”), Walesa and B.J. Parrish, dated November 6, 2017, in favor of certain of the Landlord Parties, and (ii) that certain Lease Guaranty executed by MCA, Trident, Person and Walesa, dated on or about December 16, 2016, in favor of certain of the Landlord Parties, and, in each case, is not intended to serve as a novation or an accord and satisfaction of the obligations evidenced thereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty as of the day and year first written above.

GUARANTORS:

TRIDENT HEALTHCARE PROPERTIES I, LP, a Delaware partnership

By:
Name:
Title:

MEMORY CARE AMERICA LLC, a Tennessee limited liability company

By:
Name:
Title

B. J. PARRISH*

/s/ JAMES WALESA
JAMES WALESA

/s/ STEVE PERSON
STEVE PERSON

* The Guaranteed Obligations of B.J. Parrish are limited as set forth in the second paragraph of this Guaranty.

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